UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

______________________

Date of Report (Date of earliest event reported):     March 14, 2007

eCollege.com

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

One N. LaSalle Street, Suite 1800, Chicago, Illinois 60602

(Address of principal executive offices)

Registrant's telephone number, including area code: (312) 706-1710

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 14, 2007, the Company issued a press release announcing its fourth quarter 2006 earnings for continuing and discontinued operations and provided first quarter 2007 guidance for its continuing operations. The information contained in the press release dated March 14, 2007 is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

ITEM 8.01 OTHER EVENTS

The Company may be unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “10-K”) by its March 16, 2006 due date. As previously disclosed, the Company’s Board of Directors has determined that the Company should explore strategic alternatives for Datamark, Inc., its Enrollment division, including a possible sale of the business. As a result of this decision, as required by generally accepted accounting principles, the consolidated financial statements included in the 10-K for the years ended December 31, 2006, 2005 and 2004 must separately reflect the Datamark operations held for sale as discontinued operations. Additional time beyond the prescribed time period may be required in order for the Company to complete the financial statements and obtain sign-off from its auditors. If additional time is required, the Company will file a Notification of Late Filing with the SEC and file the 10-K on or before March 31, 2007. The Company does not anticipate that the results of operations reported in the 10-K will be materially different from the results of operations reported by the Company in the press release attached to this report as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibits. The following exhibits are furnished with this report.

Exhibit Number	Description
99.1	Press release dated March 14, 2007, “eCollege® Announces Record Revenue From Continuing Operations, Up 26 Percent from 2006.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007

eCollege.com
By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 14, 2007, "eCollege® Announces Record Revenue From Continuing Operations, Up 26 Percent from 2006."